Exhibit 4.13

FIRST AMENDMENT TO SUBLEASE

     THIS FIRST AMENDMENT TO SUBLEASE (the “Amendment”), dated as of April 16, 2003 between BAXTER CAPITAL CORPORATION, a Delaware corporation (“Sublessor”), and ACAMBIS, INC., a Delaware corporation (“Sublessee”).

     WHEREAS, Sublessor and Sublessee have previously entered into that certain Sublease dated as of December 21, 2001 which, together with all exhibits and schedules thereto and further amendments and modifications thereof, if any, is hereinafter referred to as the “Sublease” (capitalized terms used and not otherwise defined herein having the meanings given therein); and

     WHEREAS, the Sublessor and Sublessee desire to amend the Sublease to revise the Base Rate set forth therein; and

     WHEREAS, Sublessor is willing to amend the Sublease on the terms and conditions set forth in this Amendment; and

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

     Section 1. Amendment of the Sublease. It is hereby agreed and understood that, as of the Effective Date the Sublease is hereby amended as follows:

1.1	Amendment to Section 1.1. Definitions. The definition of “Base Rate” set forth in Section 1.1 Definitions shall be amended and restated in its entirety to read as follows:

“Base Rate” means six and one-quarter percent (6.25%) per annum.

1.2	Amendment to Section 3.6 Maximum Rate of Interest. The first sentence of Section 3.6 shall be deleted in its entirety.

     Section 2. Effective Date. The effective date of this Amendment shall be January 1, 2003.

     Section 3. Miscellaneous.

     A.     Each of the Sublessor and Sublessee represents and warrants to the other, respectively, that the representations and warranties of the (i) Sublessor set forth in Section 26.12 of the Sublease, and (ii) Sublessee set forth, and as qualified, in Article XXIV of the Sublease, are true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. The Sublessee further represents and warrants that to “the Sublessee’s knowledge”, as such phrase is defined in Section 24.5 of the Sublease, no Sublease Event of Default has occurred and is continuing.

     B.     Except as expressly amended and modified by this Amendment, the Sublease is and shall continue to be in full force and effect in accordance with the terms thereof, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     C.     This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     D.     This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the Commonwealth of Massachusetts.

     E.     The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Sublease be duly executed as of the day and year first above written.

ACAMBIS, INC.

By:_______________________________ Name:_____________________________ Title:______________________________

BAXTER CAPITAL CORPORATION

By:_______________________________ Name:_____________________________ Title:______________________________

ACKNOWLEDGMENT, AGREEMENT AND CONSENT
OF GUARANTOR

The undersigned Guarantor, for good and valuable consideration, receipt of which is hereby acknowledged: (a) hereby acknowledges receipt of a copy of the foregoing First Amendment to Sublease dated as even date herewith (the “First Amendment”), acknowledges that such Guarantor has read and reviewed the terms thereof, and acknowledges that such Guarantor has been afforded an adequate opportunity to have the Amendment reviewed by such Guarantor’s counsel; (b) hereby consents to the terms and conditions of the Amendment; and (c) hereby acknowledges and agrees that such Guarantor’s duties, obligations and liabilities to the Sublessor, in connection with the Sublease as amended by the First Amendment, under the Guaranty shall be continuing and shall remain in full force and effect against such Guarantor. Guarantor further represents that the representations and warranties of the Guarantor set forth in the Sublease are true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

IN WITNESS WHEREOF, Guarantor has duly executed this Acknowledgement, Agreement and Consent of Guarantor this 16th day of April, 2003.

ACAMBIS, PLC

By:_______________________________ Name:_____________________________ Title:______________________________